UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 14, 2009

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 14, 2009, Block Financial LLC (“Block Financial”), a wholly-owned subsidiary of H&R Block, Inc. (the “Company”), entered into the Credit and Guarantee Agreement dated as of January 14, 2009, among Block Financial, the Company and HSBC Finance Corporation (the “HSBC Revolving Credit Facility”).

The HSBC Revolving Credit Facility provides funding for purchases of participation interests in refund anticipation loans (“RALs”), such funding totaling (i) $2,500,000,000 through and including March 30, 2009 and (ii) $120,000,000 thereafter through the facility termination date. The HSBC Revolving Credit Facility terminates on the earlier of June 30, 2009 or the first day after April 15, 2009 on which the aggregate outstanding amount of purchased RAL participation interests financed by the HSBC Revolving Credit Facility is less than $60,000,000. The HSBC Revolving Credit Facility bears interest each day at the average of the LIBO Rate for the previous five business days plus an additional margin rate and is subject to various conditions, triggers, events or occurrences that could result in earlier termination. The HSBC Revolving Credit Facility contains representations, warranties, covenants and events of default that are customary for financings of this type and are substantially similar to those contained in Block Financial’s two $1,000,000,000 five-year revolving credit facilities. These representations, warranties, covenants and events of default include, without limitation, (i) a covenant requiring the Company to maintain a minimum adjusted net worth of at least $1,000,000,000 (less reductions in stockholders’ equity due to certain treasury stock repurchases not exceeding an aggregate $350,000,000) at the last day of any fiscal quarter and (ii) covenants restricting the Company’s and Block Financial’s ability to incur additional debt, incur liens, merge or consolidate with other companies, sell or dispose of their respective assets, liquidate or dissolve, and engage in certain transactions with affiliates.

The Company guarantees the performance of Block Financial’s obligations under the HSBC Revolving Credit Facility.

Certain affiliates of HSBC have other relationships with the Company or its affiliates. An affiliate of HSBC is a lending party pursuant to two $1,000,000,000 five-year revolving credit facilities maintained by Block Financial, as borrower, and the Company, as guarantor, with various lenders. In addition, HSBC and certain of its affiliates are parties to various agreements with subsidiaries of the Company pursuant to which (i) an HSBC affiliate originates RALs and issues refund anticipation checks (“RACs”) to eligible clients of H&R Block company-owned and franchise offices and clients who utilize tax preparation products or services through other H&R Block distribution channels, (ii) Block Financial may purchase participation interests in RALs originated by certain HSBC affiliates and (iii) certain HSBC affiliates service certain RALs in which Block Financial purchases participation interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	January 15, 2009	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary